As filed with the Securities and Exchange Commission on March 9, 2007

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CURIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3505116
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

61 Moulton Street

Cambridge, Massachusetts 02138

(Address of principal executive offices) (zip code)

CURIS, INC. 2000 STOCK INCENTIVE PLAN

(Full title of the plan)

Daniel R. Passeri

President and Chief Executive Officer

61 Moulton Street

Cambridge, Massachusetts 02138

(Name and address of agent for service)

617-503-6500

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	1,000,000 shares	$1.355	$1,355,000	$41.60

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the registrant’s common stock as reported on the NASDAQ Global Market on March 5, 2007.

Statement of Incorporation by Reference

This registration statement on Form S-8 is filed to register the offer and sale of an additional 1,000,000 shares of the registrant’s common stock, $0.01 par value per share, to be issued under the Curis, Inc. 2000 Stock Incentive Plan. This registration statement incorporates by reference (i) the registrant’s registration statement on Form S-8 (File No. 333-42598), as filed with the Securities and Exchange Commission (the “Commission”) on July 31, 2000, (ii) the registrant’s registration statement on Form S-8 (File No. 333-124265), as filed with the Commission on April 22, 2005 and (iii) the registrant’s registration statement on Form S-8 (File No. 333-137348), as filed with the Commission on September 15, 2006.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 9th day of March, 2007.

CURIS, INC.

By:	/S/ DANIEL R. PASSERI
Daniel R. Passeri President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Curis, Inc., hereby severally constitute and appoint Daniel R. Passeri, Michael P. Gray and Mary Elizabeth Potthoff, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Curis, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANIEL R. PASSERI Daniel R. Passeri	President, Chief Executive Officer and Director (Principal Executive Officer)	March 9, 2007

/S/ MICHAEL P. GRAY Michael P. Gray	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	March 9, 2007

/S/ JAMES R. MCNAB, JR. James R. McNab, Jr.	Chairman of the Board of Directors	March 9, 2007

/S/ SUSAN B. BAYH Susan B. Bayh	Director	March 9, 2007

/S/ JOSEPH M. DAVIE Joseph M. Davie	Director	March 9, 2007

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Signature	Title	Date

/S/ MARTYN D. GREENACRE Martyn D. Greenacre	Director	March 9, 2007

/S/ KENNETH I. KAITIN Kenneth I. Kaitin	Director	March 9, 2007

Douglas A. Melton	Director

/S/ JAMES R. TOBIN James R. Tobin	Director	March 9, 2007

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EXHIBIT INDEX

Number	Description

4.1(1)	Restated Certificate of Incorporation of the registrant, as amended to date.

4.2(2)	Amended and Restated By-Laws of the registrant.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the registrant.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP, included in Exhibit 5.1.

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of attorney, included on the signature page to this registration statement.

(1)	Incorporated by reference to the registrant’s joint proxy statement-prospectus on Form S-4/A filed June 19, 2000 (File No. 333-32446).

(2)	Incorporated by reference to the registrant’s registration statement on Form S-1 filed November 29, 2000 (File No. 333-50906).